EXHIBIT 23a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No’s. 33-30856, 33-38411, 33-38587, 33-44788, 333-47403, 33-30756-02, 333-02873, 333-65424, 333-107414 and 333-144893 on Form S-8 of our report dated June 25, 2010, relating to the financial statements and supplemental schedule of the Bristol-Myers Squibb Company Savings and Investment Program, appearing in this Annual Report on Form 11-K of the Bristol-Myers Squibb Company Savings and Investment Program for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

June 25, 2010

E-1